CROWN BANK

6600 FRANCE AVENUE SOUTH, SUITE 125

EDINA. MINNESOTA 55435

MODIFICATION/AMENDMENT

ProUroCare Medical, Inc

Loan #4060026

November 28, 2012

The above referenced loan originally dated January 11, 2006 in the original amount of $1,200,000.00, which may have been amended and restated from time to time is further modified and/or amended as follows:

The maturity date has been changed to December 31, 2012.

All other terms and conditions of this note remain the same. By signing below, you agree with the modifications and/or amendments outlined above.

Crown Bank	ProUroCare Medical, Inc.

/s/ Kevin Howk	/s/ Richard B. Thon
Kevin Howk	Richard Thon, CFO
President

952-285-5800 (PHONE) 952-285-5900 (FAX) CROWN-BANK.COM